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                                                                    EXHIBIT 23.3




The Board of Directors
CenturyTel, Inc.:

We consent to the incorporation by reference in the Registration Statement (No. 333-92091) on Form S-8 of Alaska Communications Systems Group, Inc., of our report dated February 26, 1999, on CenturyTel's Alaska Properties as of and for the year ended December 31, 1998, which report appears in the December 31, 2000, annual report on Form 10-K of Alaska Communications Systems Group, Inc.


                                            /s/ KPMG LLP


Shreveport, Louisiana
March 12, 2001


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